Exhibit 99.1

General Cannabis to Open New CBD Retail Concept Store Tailored

to High Intensity Athletes and the Fitness Inspired

New Store to be Located Adjacent to Well Known Cycling and Multisport Retailer,

Brickwell’s Greenvale, NY Location

DENVER, Colorado (February 1, 2019) — General Cannabis Corp. (OTCQX:CANN), the comprehensive resource for the highest quality service providers available to the regulated cannabis industry, is expanding its footprint into the national retail space with the opening of its first CBD concept store on Long Island. Planned for a March 2019 open date and adjacent to one of New York’s most notable cycling stores, Brickwell Cycling and Multisports, this new project will be headed by Brickwell’s founder and owner, Andrew Motola.  The store will focus on CBD wellness products for athletes, health conscious consumers and those who simply want to be at their physical best no matter their level of athleticism. In addition, the store’s line of curated CBD products will be available online as well.

Brickwell Cycling and Multisport is Long Island’s go-to place for all cycling enthusiasts, conveniently located in the heart of a fitness-minded community on Northern Blvd in Greenvale, NY. General Cannabis’ new CBD concept store will be located directly adjacent to the cycling store, and within minutes of several gyms, fitness shops and multi-modal training facilities, serving as a one-two punch for those looking to elevate their fitness game.

“At General Cannabis, we have been watching, supporting and researching the CBD space for several years,” said Michael Feinsod, Chairman and CEO of General Cannabis. “In the course of that research, we recognized that while there was great innovation occurring in the products space for CBD, there were no retail environments conducive to serving athletes and others who are serious about maintaining peak fitness and/or mobility with the healing properties of CBD—which meant there was an opportunity to establish a strong position in this rapidly evolving, hemp-derived CBD market. The approach to research, education and product curation will also drive our e-commerce platform which will be available nation-wide.”

Located at 7 Northern Blvd, in Greenvale, the store will feature a large area dedicated to education and will be staffed by experienced athletes who understand how CBD can support faster recovery from intense workouts as well as injury. However, the store will also provide great product options for what the Company has termed the “fitness inspired”—those who may not be running a marathon but definitely need the anti-inflammatory or anti-anxiety benefits of CBD to reach their full potential. Working in conjunction with Denver-based branding firm, GRIT and New York-based SpectorGroup for the store design, the Company hopes to reveal the name and designs in the next several weeks.

Added Feinsod, “First and foremost, we want this store to be a place where people can educate themselves about the benefits and uses of CBD. However, we also feel it should be a curated experience where consumers can find the very best products available, vetted by a strong team of both industry experts as well as athletes.  We firmly believe the combination of education, experience and quality of products will drive immediate and impactful consumer adoption in the New York area, and beyond as we hope to bring the concept to multiple markets and to our e-commerce platform.  We look forward to becoming members of the New York wellness community and providing access to top cannabidiol options for endurance, recovery, pain management and overall health and wellness."

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About General Cannabis Corp.

General Cannabis Corp. is the comprehensive national resource for the highest-quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This release contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding the planned opening of our new CBD concept store; statements regarding the staff and products of the new concept store; and statements regarding the Company’s hope to bring the new concept to multiple new markets.

Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

MEDIA INQUIRIES

Joe Hodas

Chief Operating Officer

General Cannabis

303-827-6972

joe@generalcann.com